Exhibit (a)(3)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

of

Myogen, Inc.

to

Mustang Merger Sub, Inc.,

a wholly-owned subsidiary of

Gilead Sciences, Inc.

(not to be used for signature guarantees)

THE OFFER (AS DEFINED HEREIN) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 10, 2006, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE OF THE OFFER.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) being made by Mustang Merger Sub, Inc. (the “Purchaser”) if (i) certificates (“Share Certificates”) representing shares of common stock, par value $0.001 per share (“Shares”), of Myogen, Inc., a Delaware corporation, are not immediately available, (ii) Share Certificates and all other required documents cannot be delivered to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This form may be transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Purchaser’s Offer to Purchase, dated October 16, 2006 (the “Offer to Purchase”)). See Section 2 of the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Facsimile Transmission: 617-360-6810 Telephone for Confirmation only 781-575-2332	By Registered or Certified Mail: Computershare Trust Company N.A. Myogen, Inc. Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare Trust Company N.A. Myogen, Inc. Corporate Actions Voluntary Offer 250 Royall Street Canton, MA 02021

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile to a number other than as set forth above will not constitute a valid delivery to the Depositary. Deliveries to Myogen, Inc., or Georgeson Inc., the Information Agent for the Offer, will not be forwarded to the Depositary and therefore will not constitute valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal for the Offer is required to be guaranteed by an “Eligible Institution” (as defined in the Offer to Purchase) under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on such Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and shares to the Depositary in the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The guarantee on the reverse side must be completed to accept the Offer as described above.

Ladies and Gentlemen:

The undersigned hereby tenders to Mustang Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Gilead Sciences, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares:

Certificate Nos. (if available):

(Check box if Shares will be tendered by book-entry transfer)     ☐  The Depository Trust Company

Account Number

Dated

Name(s) of Record Holder(s):

Please Print

Address(es):

(Zip Code)

Daytime Area Code and Tel. No.:

Signature(s):

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GUARANTEE

(not to be used for signature guarantee)

The undersigned, a firm that is a participant in the Security Transfer Agent’s Medallion Program or the Stock Exchange Medallion Program or an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered herewith, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal for the Offer (or a photocopies of a form of the Letter of Transmittal), with any required signature guarantees, or an Agent’s Message (as defined Section 2 of the Offer to Purchase), and any other required documents, within three trading days (as described in the Letter of Transmittal for the Offer) after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver a Letter of Transmittal for the Offer or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm

Address(es):

(Zip Code)

Area Code and Tel. No.:

Authorized Signature

Name:

Please Type or Print

Title:

Dated:

NOTE:	DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL FOR THE OFFER.

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